Exhibit 99.2

ORACLE CORPORATION

FISCAL 2005 FINANCIAL RESULTS

CURRENCY EFFECT ON REVENUE GROWTH

	FY05		FY06 Forecast
	Q1	FY	Q1	FY

Currency Effect on Revenue Growth (1)
Americas	0.09%	0.85%	1.87%	0.56%
Europe, Middle East & Africa	7.75%	7.38%	0.43%	(4.35%)
Asia Pacific	5.33%	4.52%	4.03%	(0.78%)

Total Worldwide	3.60%	3.78%	1.83%	(1.50%)

USD vs. Major Currencies (2)
Euro	1.208	1.276	1.209	1.209
British Pound	1.812	1.859	1.790	1.790
Japanese Yen	0.009	0.009	0.009	0.009

(1)	Currency exchange growth is based on blended currencies in each geographical division and their respective revenue levels.

(2)	Currency exchange rates are based on quarterly revenue levels and monthly exchange rates within the period. 1 foreign currency = x USD.